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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
                            _________________

                                FORM 8-K

                             CURRENT REPORT

   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                             October 4, 1999
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           Date of Report (Date of earliest event reported)

                      ALLIANCE PHARMACEUTICAL CORP.
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        (Exact name of registrant as specified in its charter)

          NEW YORK                    0-12950              14-1644018
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(State or other jurisdiction        (Commission           (IRS Employer
     of incorporation)              File Number)        Identification No.)


                            3040 Science Park Road
                         San Diego, California 92121
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                   (Address of principal executive offices)


                               (858) 410-5200
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            (Registrant's telephone number, including area code)


                                            This document consists of 3 pages.

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ITEM 5.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 4, 1999, Alliance Pharmaceutical Corp. announced that it had entered into a definitive Asset Purchase Agreement with Inhale Therapeutic Systems, Inc. to transfer Alliance's PULMOSPHERES-Registered Trademark-particle and particle processing technology and other related assets for use in respiratory drug delivery. PULMOSPHERES technology is a particle formation method designed to enhance the efficiency and reproducibility of drugs delivered in propellant-based metered dose and in dry powder inhalers.

     Under the terms of the agreement, Alliance will receive a minimum of $15 million in cash payments from Inhale and $5 million of Inhale common stock.
In exchange, Inhale will receive the rights to the PULMOSPHERES technology in the field of respiratory delivery, other related assets and $5 million in Alliance common stock. On closing of the transaction, Alliance will immediately receive $10 million in cash and Inhale will receive $5 million in Alliance common stock. In the event that Inhale has completed a financing prior to the close of the transaction, Alliance will receive the additional
$5 million in cash and the $5 million in Inhale common stock at the closing. In the event a financing has not occurred as of the closing date, these additional payments will be made at the earlier of the closing of a subsequent financing or one year following the closing of the acquisition.
The price for the common stock to be received by both Inhale and Alliance will be calculated as an average of the closing price on the 15 trading days prior to issuance, and the common stock will be restricted securities as defined in the rules promulgated under the Securities Act of 1933, as amended.

     Among the assets to be acquired pursuant to the agreement is Alliance's intellectual property portfolio for PULMOSPHERES, including several patent applications, and the exclusive right to use the technology in the respiratory field. Alliance will retain the right to develop in the respiratory field up to two products yet to be specified which will be formulated by Inhale using the PULMOSPHERES technology, as well as all non-respiratory applications. In addition, Inhale will acquire certain equipment from Alliance consisting primarily of powder processing equipment which has been utilized by Alliance in the development of the PULMOSPHERES technology. In addition to the consideration described above, Alliance will have the right to additional substantial payments upon the achievement of certain milestones, as well as royalties on a defined number of products commercialized using the technology.

     The transaction has been approved by the Boards of Directors of Inhale and Alliance and is subject to the satisfaction of customary closing conditions, including the requirements of the Hart-Scott-Rodino Act, which the parties anticipate meeting in approximately 30 days.

     Except for historical information, the matters set forth in this report are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth herein. The Company refers you to cautionary information contained elsewhere herein, in other documents the Company files with the Securities and Exchange Commission from time to time, and those risk factors set forth in the Company's recent registration statement on Form S-3 (Registration Number 333-76343).

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ALLIANCE PHARMACEUTICAL CORP.


Dated:  October 4, 1999                By: /s/
                                           --------------------
                                           Lloyd A. Rowland
                                           Vice President and General Counsel

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